EXHIBIT 10.5

                     STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into this the 26th day of September, 2005, by and between COMET TECHNOLOGIES, INC., a Nevada corporation (the "Seller" or "Comet"), and AMERICAN EASTERN GROUP, INC., a Nevada corporation (the "Buyer").

                     Recitals and Definitions

     A.  Comet Technologies, Inc. is a Nevada corporation.

     B. Buyer is now desirous of purchasing a total of 100,000 shares of common stock of Comet ("Comet Shares"), as set forth below.

                            Agreement

     In consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, IT IS AGREED AND UNDERSTOOD AS FOLLOWS:

     1. Purchase and Sale of Comet Shares. Seller agrees to sell to Buyer, and Buyer does hereby agree to purchase from Seller, the Comet Shares on the terms hereinafter set forth.

     2. Purchase Price. The purchase price for the Comet Shares shall be $0.25 per share (the "Purchase Price") or an aggregate and total purchase price of $25,000.

     3. Payment of Purchase Price. At or prior to execution of this Agreement, Buyer has delivered the Purchase Price to James C. Lewis, Esq. ("Lewis"), to be held in trust pending completion of the items described in this Agreement. Upon execution and delivery to Lewis of this executed Agreement and stock certificates, duly endorsed, representing the Comet Shares, together with any additional documentation necessary to complete the transactions contemplated by this Agreement, Lewis may release to Seller the Purchase Price. Concurrently therewith, Seller shall deliver to Buyer a valid stock certificate(s) (duly endorsed or with stock powers endorsed in blank attached thereto, in either case with signatures medallion) representing the Comet Shares.

     4. Representations, Warranties, and Covenants of Seller. As an inducement to, and to obtain the reliance of Buyer, Seller represents, warrants, and covenants to Buyer as follows:

     (a) Organization. Comet is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada, and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification.

     (b) Articles of Incorporation and Bylaws. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Comet's articles of incorporation or bylaws. Comet has taken all action required by law, its articles of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and Comet has full power, authority, and legal right and has taken all action required by law, its articles of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

     (c) Capitalization. Comet's authorized capitalization consists of 20,000,000 shares of common stock, par value $0.001, of which 3,598,000 shares are issued and outstanding; and consists of 5,000,000 shares of preferred stock, par value $.001, of which no shares are issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the pre-emptive or other rights of any person.

     (d) Subsidiaries. Comet does not have any subsidiaries and does not own, beneficially or of record, any shares of any other corporation.

     (e)  Financial Statements.   Included in the Periodic Reports, as defined
below, are the are the audited balance sheets of Comet as of December 31, 2004 and 2003, and the related audited statements of operations, stockholders' equity, and cash flow for the two fiscal years ended December 31, 2004, together with the notes to such statements and the opinion of HJ & Associates, LLC, independent certified public accountants, with respect thereto; the unaudited balance sheet of Comet as of June 30, 2005, and the related unaudited statements of operations, stockholders' equity, and cash flow for the six-month period ended June 30, 2005, together with the notes to such
statements.   All such financial statements have been prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved. The Comet balance sheets present fairly as of their respective dates the financial condition of Comet. Comet did not have as of the date of any such Comet balance sheet, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Comet, in accordance with generally accepted accounting principles. The statements of operations, stockholders' equity, and cash flow reflect fairly the information required to be set forth therein by generally accepted accounting principles.

     (f) Books and Records. The books and records, financial and otherwise, of Comet are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

     (g) Options or Warrants. Except as set forth in the Periodic Reports, there are no existing options, warrants, calls, or commitments of any character relating to authorized and unissued stock of Comet.

      (h) Absence of Certain Changes or Events. Since the last periodic report, there has not been any material adverse change in the business, operations, properties, assets, or condition of Comet (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of Comet.

      (i) Litigation and Proceedings. There are no actions, suits, or proceedings pending or, to the knowledge of Comet, threatened by or against or affecting Comet, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Comet does not have any knowledge of any default on its part with respect to any judgment, order, writs, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

     (j) Contracts. Comet is not a party to any material contract, agreement, or other commitment, except as specifically disclosed in its Periodic Reports.

     (k) No Conflict With Other Instruments. The consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute a default under, any indenture, mortgage, deed of trust, or other material agreement or instrument to which Comet is a party or to which it or any of its assets or operations are subject.

     (l) Approval of Agreement. The board of directors of Comet has authorized the execution and delivery of this Agreement by Comet and has approved this Agreement and the transactions contemplated hereby.

     (m) Seller's Agreement. Seller represents and warrants to Buyer that the statements set forth in this section 4 are true and correct at and as of the date hereof and will be true and correct at and as of the Closing Date. If the Seller should breach this Agreement or fail to perform promptly its obligations hereunder, the Seller shall still be obligated to perform their respective obligations hereunder; provided, however, that if there is a failure by any Seller to perform under this Agreement, Buyer shall have the option to cancel all of their obligations under this Agreement.

     5. Representations, Warranties, and Covenants of Buyer. As an inducement to, and to obtain the reliance of Seller, Buyer represents, warrants, and covenants to Seller as follows:

     (a) Organization. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada, and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification.

     (b) Approval of Agreement. The board of directors of Buyer has authorized the execution and delivery of this Agreement by Buyer and has approved this Agreement and the transactions contemplated hereby.

     (c) Investment Letter. In connection with this Agreement, Buyer will execute and deliver to Comet an investment letter in substantially the form attached hereto as Exhibit "A" and incorporated herein by this reference. Buyer understands and acknowledges that the Comet Shares it is purchasing under this Agreement, are "restricted securities" within the meaning of the Securities Act of 1933, as amended, and, as such, may not be resold in the absence of a registration or an exemption from such registration requirements. Buyer understands that the certificates representing the Comet Shares will
bear an appropriate restrictive legend pertaining to such restriction.   Buyer
is an "accredited investor" within the meaning of the Securities Act of 1933, as amended.

      In connection with the representations in the above paragraph, Buyer acknowledges that it is aware of the position that has been taken by the National Association of Securities Dealers, Inc. ("NASD"), and the U.S. Securities & Exchange Commission ("SEC") concerning shares of restricted common stock issued in "blank check" companies, as set forth in a letter dated January 1, 2000, from Richard K. Wulff, Chief, Office of Small Business, Division of Corporation Finance, of the SEC (the "Wulff Letter"), a copy of
which has been provided to Buyer.   Specifically, Buyer acknowledges that the
NASD and SEC have taken the position that, at least in certain circumstances, securities issued in "blank check" cannot be resold in the absence of
registration.   Buyer has elected to enter into this Agreement, and to
purchase the Comet Shares with full knowledge of Wulff Letter and its possible implications.

     (d)  Information and Documentation.    Buyer has previously received from
Comet, documentation pertaining to the business and financial condition of Comet, including recent periodic reports on Form 10-QSB (for at least the last two quarters ended March 31, 2005 and June 30, 2005) and Form 10-KSB (for the year ended December 31, 2004), with accompanying financial statements. Buyer has additionally had the opportunity to meet with an officer of the Comet and to ask such questions of, and receive answers from, Seller and other principals of Comet, concerning Comet, its business, financial condition and other matters as Buyer considers relevant in deciding to purchase the Comet Shares. In entering into this Agreement and making the decision to buy the Comet Shares, Buyer is basing such decision strictly on a review of the documentation described above, and is not relying on any information or documentation concerning Comet received from third parties.

     (e) Issuances of Stock. Buyer acknowledges that it has been informed that, concurrently with the transactions contemplated by this Agreement, the two officers of Comet have exercised, or will exercise, all or a portion of the options they each have to purchase a total of 200,000 shares of Comet's
common stock at a price of $0.1875 per share.   In addition, Buyer
acknowledges that it is aware that the board of directors has also authorized Mr. Jack Gertino to convert certain indebtedness owed by Comet to him, estimated at $9,000, into shares of common stock, at a conversion price equal
to the Purchase Price.   Buyer has entered into this Agreement, and elected to
proceed with the purchase of the Comet Shares, with a full understanding of these stock transactions.

     6. "Piggyback Registration Rights." At any time during the period in which the rights represented by this Agreement are exercisable, if the Company proposes to file a registration statement or notification under the Securities Act for the primary or secondary sale of an equity security, it will give written notice at least 30 days prior to the filing of such registration statement or notification to Buyer of its intention to do so. If the Company receives written notice from Buyer of its decision to include the Comet Shares in such proposed registration statement or notification, the Company shall include the Comet Shares in the registration or notification. In connection with the filing of a registration statement, the Company covenants and agrees:
(a) to pay all expenses of such registration statement, notification, or post-effective amendment, including, without limitation, printing charges, legal fees and disbursements of counsel for the Company, blue sky expenses, accounting fees and filing fees, but not including personal legal fees and disbursements of counsel to the Buyer and any sales commissions on the Comet Shares offered and sold; (b) to take all necessary action which may reasonably be required in qualifying or registering the Comet Shares included in a registration statement, notification or post-effective amendment for the offer and sale under the securities or blue sky laws of such states as requested by the Buyer; and (c) to utilize its best efforts to keep the same effective on a continuous or shelf basis until all registered Comet Shares of the Buyer have been sold.

     Buyer shall cooperate with the Company and shall furnish such information as the Company may request in connection with any such registration statement, notification or post-effective amendment hereunder, on which the Company shall be entitled to rely, and the Buyer shall indemnify and hold harmless the Company (and all other persons who may be subject to liability under the Securities Act or otherwise) from and against any and all claims, actions, suits, liabilities, losses, damages, and expenses of every nature and character (including, but without limitation, all attorneys' fees and amounts paid in settlement of any claim, action, or suit) which arise or result directly or indirectly from any untrue statement of a material fact furnished by the Buyer in connection with such registration or qualification, or from the failure of the Buyer to furnish material information in connection with the facts required to be included in such registration statement, notification or post-effective amendment necessary to make the statements therein not misleading.

     7.  Miscellaneous Provisions.

     (a) Costs. Seller have or will cover the costs and expenses (including attorneys' fees and accounts' fees) incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

     (b) Form of Agreement. The subject headings of the sections and subsections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

     (c) Entire Agreement; Modification; Waiver. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     (d) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and this Agreement shall become effective when one or more counterparts have been signed by each of the parties and delivered to each of the other parties and otherwise as provided herein.

     (e) Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties. This Agreement shall be binding on and shall inure to the benefit of the parties hereto, and their respective legal representatives, heirs, successors, and permitted assigns.

     (f) Attorneys' Fees. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

     (g) Survival of Representations and Warranties. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for herein, shall survive the Closing Date.

     (h) Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall either be delivered personally, or sent by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

     If to Seller:        James C. Lewis, Esq.
                          James C. Lewis, L.C.
                          615 Crandall Building
                          10 West 100 South
                          Salt Lake City, Utah 84101

     If to Buyer:         American Eastern Group, Inc.
                          c/o Charles Hung
                          865 South Figueroa Street, Suite 3340
                          Los Angeles, CA 90017

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

      AGREED AND ENTERED INTO as of the date first above written.



                                  SELLER:

                                  COMET TECHNOLOGIES, INC.


                                  By  /s/ Jack M. Gertino
                                      ______________________________
                                       Jack M. Gertino, Secretary

                                  BUYER:

                                  AMERICAN EASTERN GROUP, INC.



                                  By  /s/ Charles Hung
                                     __________________________________
                                     Charles Hung, President